UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2017

pSivida Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 8, 2017, pSivida Corp. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with FBR Capital Markets & Co. (“FBR”) to create an at the market equity program under which the Company from time to time may offer and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $20,000,000 (the “Shares”) through FBR.

Subject to the terms and conditions of the Sales Agreement, FBR will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has provided the FBR with customary indemnification rights, and FBR will be entitled to a commission at a commission rate in an amount equal to up to 3.0% of the gross proceeds from each sale of the Shares.

Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including on The NASDAQ Global Market, at market prices or as otherwise agreed with FBR. Subject to the terms of the Company’s instructions, FBR may also sell the Shares by any other method permitted by law, including, but not limited to negotiated transactions, subject to the prior express written consent of the Company. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement. The offering of the Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Shares or (b) the termination of the Sales Agreement by the Company or FBR, as provided therein.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No 333-208115), previously filed with the Securities and Exchange Commission (“SEC”) on November 19, 2015 and declared effective by the SEC on December 2, 2015. A prospectus supplement related to the Company’s at the market equity program will be filed with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Legal Opinion of Hogan Lovells US LLP

10.1	At Market Issuance Sales Agreement, dated February 8, 2017, between pSivida Corp. and FBR Capital Markets & Co.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

pSivida Corp.

Date: February 8, 2017	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Legal Opinion of Hogan Lovells US LLP

10.1	At Market Issuance Sales Agreement, dated February 8, 2017, between pSivida Corp. and FBR Capital Markets & Co.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)